SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 13, 2012 (September 10, 2012)

DYNEGY INC.
DYNEGY HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-33443 000-29311	20-5653152 94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03                                           Bankruptcy and Receivership.

As previously disclosed, on November 7, 2011, Dynegy Holdings, LLC (“DH”) and four of its wholly-owned subsidiaries, Dynegy Northeast Generation, Inc. (“DNE”), Hudson Power, L.L.C. (“Hudson”), Dynegy Danskammer, L.L.C. (“Danksammer”) and Dynegy Roseton, L.L.C. (“Roseton”), filed voluntary petitions for relief under Chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York, Poughkeepsie Division (the “Bankruptcy Court”), thereby commencing cases (the “DH Chapter 11 Cases”) that are being jointly administered under Case No. 11-38111 (CGM).  As also previously disclosed, on July 6, 2012, Dynegy Inc. (“Dynegy”) filed a voluntary petition for relief under the Bankruptcy Code in the Bankruptcy Court, thereby commencing a case (the “Dynegy Chapter 11 Case” and, together with the DH Chapter 11 Cases, the “Chapter 11 Cases”) that is being administered under Case No. 12-36728 (CGM).

On July 12, 2012, Dynegy and DH (together, the “Plan Debtors”) filed the Joint Chapter 11 Plan of Reorganization for DH and Dynegy (the “Plan”) with the Bankruptcy Court.  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.

After the confirmation hearing on September 5, 2012, the Bankruptcy Court confirmed the Plan, ruling that Dynegy and DH had met all requirements to confirm the Plan.  Accordingly, on September 10, 2012, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan.  A copy of the Confirmation Order is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Plan contemplates, among other things, the merger of DH with and into Dynegy, with Dynegy being the surviving entity of the merger (the “Surviving Entity”).  The Bankruptcy Court’s confirmation sets the stage for Dynegy to emerge from bankruptcy as planned, on or before October 1, 2012, but the Plan Debtors make no assurances when, or ultimately if, the Plan will become effective.

The following is a summary of the material terms of the Plan.  This summary highlights only certain provisions of the Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan.  This summary is qualified in its entirety by reference to (i) the full text of the Plan, which was filed as Exhibit 99.1 to the Current Report on Form 8-K of Dynegy and DH filed with the Securities and Exchange Commission (the “Commission”) on July 13, 2012, and is incorporated herein by reference, (ii) the full text of the Plan Documents, which were filed as Exhibits 99.1 through 99.8 to the Current Report on Form 8-K of Dynegy and DH filed with the Commission on August 15, 2012, and which are incorporated herein by reference, and (iii) the full text of the revised Schedule of Assumed and Assigned Executory Contracts and Unexpired Leases, which was filed as Exhibit 99.1 to the Current Report on Form 8-K of Dynegy and DH filed with the Commission on August 31, 2012, and which is incorporated herein by reference.

A.            Summary of the Plan

The Plan substantially strengthens Dynegy’s balance sheet by converting approximately $4 billion of senior and subordinated debt into equity.  The Plan is built around the following key elements, which are qualified in their entirety by reference to the full text of the Plan:

•                  By virtue of the merger of DH with and into Dynegy, all Equity Interests in DH issued and outstanding immediately prior to the time at which the Merger becomes effective will be cancelled.

•                  The Plan provides that each holder of Allowed General Unsecured Claims shall receive its Pro Rata Share of (a) 99% of the issued and outstanding shares of Dynegy’s common stock as of the Effective Date of the Plan (subject to dilution by any options, restricted stock or other Equity Interests that may be issued as equity compensation to officers, employees or directors of Dynegy or its Affiliates and the Warrants) (the “Reorganized Dynegy Common Stock”), (b) the $200 million cash payment (the “Plan Cash Payment”), and (c) the proceeds of the sale of the Roseton and Danskammer generation facilities allocated to DH (or after the Effective Date of the Plan, Dynegy) according to the Settlement Agreement (the amount of which is to be determined); provided, that with respect to sub-clause (c), the Lease Trustee (on behalf of itself and the Lease Certificate Holders) shall not receive a Pro Rata distribution of any amounts paid pursuant to sub-clause (c) in its capacity as holder of the Lease Guaranty Claim.

•                  Finally, the Plan provides that on the Effective Date, in full satisfaction of the Dynegy Administrative Claim, the beneficial holder or holders of the Dynegy Administrative Claim shall receive their Pro Rata Share of (a) 1% of the issued and outstanding shares of Dynegy common stock as of the Effective Date of the Plan (subject to dilution by the Warrants and by any options, restricted stock or other Equity Interests that may be issued as equity compensation to officers, employees or directors of Dynegy or its Affiliates) and (b) warrants to purchase an aggregate of 13.5% of the fully-diluted common shares of Dynegy (subject to dilution by any options, restricted stock or other Equity Interests that may be issued as equity compensation to officers, employees or directors of the Surviving Entity and its Affiliates) for an exercise price to be determined based on a net equity value of Dynegy of $4 billion.

B.            Termination of Certain Indebtedness

Subject to the surrender and the cancellation of debt instruments, as provided for in section 9.10 of the Plan, upon the occurrence of the Effective Date, all notes, instruments, certificates and other documents evidencing the Allowed Senior Notes Claims, Allowed Subordinated Notes Claims, and Allowed Lease Guaranty Claims shall be cancelled and annulled to the extent such documents relate to DH, Dynegy, the Surviving Entity or Reorganized Dynegy or any of their Affiliates other than Roseton, Danskammer, DNE and Hudson Power, L.L.C. (but shall survive to the extent that such documents relate to any other Person), and the holders of such Claims shall only be entitled to receive, from DH, Dynegy or the Surviving Entity or any of their Affiliates other than Roseton, Danskammer, DNE, and Hudson Power, L.L.C., the treatment provided under the Plan.

Except as otherwise provided in the Plan, on the Effective Date, in consideration for the distributions to be made on the Effective Date pursuant to the Plan, all liens, charges, encumbrances and rights against DH, Dynegy, the Surviving Entity or their respective Estates or Assets, related to any Claim or Equity Interest, shall be terminated, null and void and of no effect.

In addition, on the Effective Date, the currently outstanding shares of the common stock of Dynegy will be cancelled.

C.            Treatment of Executory Contracts and Unexpired Leases

The Plan provides that all of the Plan Debtors’ executory contracts and unexpired leases, except as set forth in the Plan, shall be deemed rejected as of the Effective Date, subject to the terms set forth therein. The Plan also provides that, for each of the Plan Debtors’ executory contracts to be assumed, the Plan Debtors shall designate a proposed cure.  The deadline to object to a proposed cure, or any other matter relating to assumption or assignment, has passed.

D.            Long Term Management Incentive Plan

On the Effective Date, Dynegy will implement the 2012 Long Term Management Incentive Plan (the “LTIP”).  The LTIP is set forth in Exhibit “C” to the Plan, which was filed as Exhibit 99.6 to the Current Report on Form 8-K of Dynegy and DH filed with the Commission on August 15, 2012, and is incorporated herein by reference.

Under the proposed terms of the LTIP, certain of Reorganized Dynegy’s employees and management will be entitled to participate in an equity plan that will take effect on or following the Effective Date. The post-emergence incentive protocol is intended to retain key management following the Chapter 11 Cases. Upon emergence from the Chapter 11 Cases, five percent (5%) of Dynegy’s fully diluted common stock will be available to the Board of Directors of Dynegy (the “New Board”) and the compensation committee thereof for granting future equity awards to eligible participants under the LTIP.

E.            Compensation and Benefit Programs

The Plan provides that all savings plans, retirement plans, health care plans (including retiree medical benefits), performance based incentive plans, retention plans, severance plans, workers’ compensation programs and life, disability, directors and officers liability, and other insurance plans of the Plan Debtors shall be treated as executory contracts under the Plan and they and the pension plans shall, on the Effective Date, be assumed by Dynegy.

F.             New Board of Directors of Dynegy

The term of the current members of the board of managers for DH will expire upon the effective time of the Merger, and the term of any current members of the board of directors of Dynegy not identified as members of the New Board will expire upon the Effective Date.  The members of the New Board will serve from and after the Effective Date pursuant to the terms of Dynegy’s new Certificate of Incorporation, By-Laws and applicable law.  Dynegy announced the names of the members of the New Board on the Current Report on Form 8-K for Dynegy and DH filed with the Commission on August 27, 2012, which is incorporated herein by reference.

G.           Management and Officers of Reorganized Dynegy

The officers of Dynegy as of the effective time of the Merger will be the officers of the Surviving Entity and will continue in such positions after the Effective Date for Dynegy in accordance with their respective Employment Contracts, the Certificate of Incorporation, the By-Laws and applicable law.

H.           Registration Rights Agreement

Each holder of an Allowed Claim receiving a distribution pursuant to the Plan of ten percent (10%) or greater of the Reorganized Dynegy Common Stock shall have the right to become a party to a registration rights agreement entered into pursuant to the Plan (the “Registration Rights Agreement”) providing such holder with customary registration rights, including the filing by Reorganized Dynegy of a customary shelf registration statement with the Commission.

I.                Securities to be Issued under the Plan

Assuming implementation of the Plan, as of the Effective Date, Dynegy estimates that:

•                  approximately 100 million shares of Reorganized Dynegy Common Stock will be issued and outstanding;

•                  approximately 15.6 million shares of Reorganized Dynegy Common Stock will be reserved for issuance upon exercise of the Warrants; and

•                  approximately 6.1 million shares of Reorganized Dynegy Common Stock will be reserved for issuance under the LTIP.

J.              Certain Information Regarding Assets and Liabilities of Dynegy and DH

Information regarding the assets and liabilities of Dynegy as of the most recent practicable date is hereby incorporated by reference from Dynegy’s quarterly reports on Form 10-Q for the fiscal quarter ended June 30, 2012, filed with the Commission on August 3, 2012.

Information regarding the assets and liabilities of DH as of the most recent practicable date is hereby incorporated by reference to the Monthly Operating Report for the period June 1 through June 30, 2012, filed with the Bankruptcy Court on August 10, 2012, and filed with the Commission as Exhibit 99.1 to the Current Report on Form 8-K of DH on August 13, 2012.

Item 7.01                                           Regulation FD Disclosure.

On September 5, 2012, Dynegy issued a press release announcing the confirmation of the Plan, which is attached hereto as Exhibit 99.1.

Pursuant to General Instruction B.2 of Form 8-K and Commission Release No. 33-8176, the information contained in the press release furnished as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.  In addition, the press release contains statements intended as “forward-looking statements,” which are subject to the cautionary statements about forward-looking statements set forth in such press release.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document

2.1	Confirmation Order, as entered by the Bankruptcy Court on September 10, 2012.

99.1	Press release dated September 5, 2012, announcing confirmation of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: September 13, 2012	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President, Chief Compliance Officer & General Counsel

DYNEGY HOLDINGS, LLC
(Registrant)

Dated: September 13, 2012	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President, Chief Compliance Officer & General Counsel

EXHIBIT INDEX

Exhibit No.	Document

2.1	Confirmation Order, as entered by the Bankruptcy Court on September 10, 2012.

99.1	Press release dated September 5, 2012, announcing confirmation of the Plan.